As filed with the U.S. Securities and Exchange Commission on May 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	98-1378631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard, Suite 300

The Woodlands, TX 77381
(Address of Principal Executive Offices)

TARGET HOSPITALITY CORP. 2019 INCENTIVE AWARD PLAN

(Full title of the plan)

Heidi D. Lewis

Executive Vice President, General Counsel and Secretary

Target Hospitality Corp.

9320 Lakeside Boulevard, Suite 300

The Woodlands, TX 77381
(Name and address of agent for service)

(800) 832-4242

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Jeffrey J. Pellegrino

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY, 10020

(212) 610-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Target Hospitality Corp. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 4,000,000 additional shares of its common stock, par value $0.0001 per share, under the Target Hospitality Corp. 2019 Incentive Award Plan (the “Plan”) pursuant to the amendment of the Plan approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders on May 19, 2022, which provide for an increase in the number of shares reserved and available for issuance under the Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on May 20, 2019 (File No. 333-231621) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

The following documents, or excerpts thereof as indicated, filed by the Registrant with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a) The contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-231621), filed with the Commission on May 20, 2019;

(b) A description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38343), filed with the SEC on January 10, 2018, including any amendments or reports filed for the purpose of updating such description;

(c) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022; and

(e) The Registrant’s Current Reports on Form 8-K and 8-K/A filed with the SEC on February 28, 2022, May 23, 2022, May 25, 2022 and May 25, 2022 (to the extent such reports are filed, not furnished).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation of Target Hospitality Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 21, 2019 and incorporated by reference herein)

4.2	Amendment to Amended and Restated Certificate of Incorporation of Target Hospitality Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 23, 2022 and incorporated by reference herein)

4.3	Second Amended and Restated Bylaws of Target Hospitality Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 28, 2022 and incorporated by reference herein)

4.4	Certificate of Validation of Platinum Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2020).

4.5	Target Hospitality 2019 Incentive Award Plan (filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed on March 21, 2019 and incorporated by reference herein)

5.1*	Opinion of Allen & Overy LLP

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page)

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on May 25, 2022.

TARGET HOSPITALITY CORP.

By:	/s/ James B. Archer
Name:	James B. Archer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints James B. Archer and Heidi D. Lewis, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ James B. Archer	President and Chief Executive Officer and Director	May 25, 2022
James B. Archer	(Principal Executive Officer)

/s/ Eric T. Kalamaras	Chief Financial Officer (Principal Financial Officer)	May 25, 2022
Eric T. Kalamaras

/s/ Jason P. Vlacich	Chief Accounting Officer (Principal Accounting Officer)	May 25, 2022
Jason P. Vlacich

/s/ Stephen Robertson	Director	May 25, 2022
Stephen Robertson

/s/ Joy Berry	Director	May 25, 2022
Joy Berry

/s/ Barbara J. Faulkenberry	Director	May 25, 2022
Barbara J. Faulkenberry

/s/ Martin L. Jimmerson	Director	May 25, 2022
Martin L. Jimmerson

/s/ Linda Medler	Director	May 25, 2022
Linda Medler

/s/ Pamela H. Patenaude	Director	May 25, 2022
Pamela H. Patenaude

/s/ Jeff Sagansky	Director	May 25, 2022
Jeff Sagansky